Exhibit 99.1
Ziff Davis Reports Second Quarter 2024 Financial Results and
Reaffirms 2024 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the second quarter ended June 30, 2024.

“Our recent acquisition activity gives us confidence that we are back on the path to steady and compounding growth,” said Vivek Shah, Chief Executive Officer of Ziff Davis. “We are prepared to continue to act with conviction and decisiveness on accretive, value-driving opportunities."

SECOND QUARTER 2024 RESULTS

•Q2 2024 quarterly revenues decreased 1.6% to $320.8 million compared to $326.0 million for Q2 2023.
•Income from operations decreased 26.5% to $28.6 million compared to $38.9 million for Q2 2023.
•Net income (1) increased to $36.9 million compared to $16.7 million for Q2 2023.
•Net income per diluted share (1) increased to $0.77 in Q2 2024 compared to $0.36 for Q2 2023.
•Adjusted EBITDA (2) for the quarter decreased 9.8% to $96.3 million compared to $106.7 million for Q2 2023.
•Adjusted net income (2) decreased 9.8% to $53.7 million compared to $59.6 million for Q2 2023.
•Adjusted net income per diluted share (1)(2) (or “Adjusted diluted EPS”) for the quarter decreased 7.1% to $1.18 compared to $1.27 for Q2 2023.
•Net cash provided by operating activities was $50.6 million in Q2 2024 compared to $39.7 million in Q2 2023. Free cash flow (2) was $25.1 million in Q2 2024 compared to $14.5 million in Q2 2023.
•Ziff Davis ended the quarter with approximately $839.7 million in cash, cash equivalents, and investments after deploying approximately $84.0 million primarily related to share repurchases and $17.2 million for current and prior year acquisitions.

The following table reflects results for the three and six months ended June 30, 2024 and 2023, respectively (in millions, except per share amounts).

(Unaudited)	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2024	2023		2024	2023
Revenues
Digital Media	$251.8	$252.8	(0.4)%	$490.9	$487.0	0.8%
Cybersecurity and Martech	$69.0	$73.2	(5.8)%	$144.4	$146.2	(1.2)%
Total revenues (3)	$320.8	$326.0	(1.6)%	$635.3	$633.2	0.3%
Income from operations	$28.6	$38.9	(26.5)%	$64.4	$65.2	(1.2)%
Operating income margin	8.9%	11.9%	(3.0)%	10.1%	10.3%	(0.2)%
Net income (1)	$36.9	$16.7	121.3%	$47.5	$9.1	425.2%
Net income per diluted share (1)	$0.77	$0.36	113.9%	$1.02	$0.19	436.8%
Adjusted EBITDA (2)	$96.3	$106.7	(9.8)%	$197.0	$201.0	(2.0)%
Adjusted EBITDA margin (2)	30.0%	32.7%	(2.7)%	31.0%	31.7%	(0.7)%
Adjusted net income (1)(2)	$53.7	$59.6	(9.8)%	$112.2	$111.3	0.8%
Adjusted diluted EPS (1)(2)	$1.18	$1.27	(7.1)%	$2.45	$2.37	3.4%
Net cash provided by operating activities	$50.6	$39.7	27.3%	$126.1	$155.0	(18.6)%
Free cash flow (2)	$25.1	$14.5	72.9%	$72.5	$99.8	(27.4)%
Notes:

(1)
GAAP effective tax rates were approximately 19.9% and 27.2% for the three months ended June 30, 2024 and 2023, respectively, and 27.9% and 23.7% for the six months ended June 30, 2024 and 2023, respectively. Adjusted effective tax rates were approximately 23.3% and 24.8% for the three months ended June 30, 2024 and 2023, respectively, and 23.6% and 24.3% for the six months ended June 30, 2024 and 2023, respectively.

(2)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures” further in this report.
(3)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.

ZIFF DAVIS GUIDANCE

The Company reaffirms its guidance for fiscal year 2024 as follows (in millions, except per share data):

	2024 Range of Estimates
	Low	High
Revenue	$1,411.0	$1,471.0
Adjusted EBITDA	$500.0	$521.0
Adjusted diluted EPS*	$6.43	$6.77

* Adjusted diluted EPS for 2024 excludes amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the Adjusted effective tax rate for 2024 will be between 23.25% and 25.25%.

A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP financial measures is not available without unreasonable effort due, primarily, to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise in the future.

Earnings Conference Call and Audio Webcast
Ziff Davis will host a live audio webcast and conference call discussing its second quarter 2024 financial results on Thursday, August 8, 2024, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.
About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, connectivity, health and wellness, cybersecurity, and martech. For more information, visit www.ziffdavis.com.
Contact:
Alan Steier
Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Rebecca Wright
Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote, the “Ziff Davis Guidance” section regarding the Company’s expected fiscal 2024 financial performance, and our discussion of net cash provided by operating activities and free cash flow. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to our most recent Annual Report on Form 10-K and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote, in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2024 financial performance, and our discussion of net cash provided by operating activities and free cash flows are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this Press Release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$687,234	$737,612
Short-term investments	—	27,109
Accounts receivable, net of allowances of $7,302 and $6,871, respectively	450,389	337,703
Prepaid expenses and other current assets	93,525	88,570
Total current assets	1,231,148	1,190,994
Long-term investments	152,421	140,906
Property and equipment, net of accumulated depreciation of $334,243 and $327,015, respectively	192,278	188,169
Intangible assets, net	385,820	325,406
Goodwill	1,626,270	1,546,065
Deferred income taxes	8,752	8,731
Other assets	67,125	70,751
TOTAL ASSETS	$3,663,814	$3,471,022
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$367,888	$123,256
Accrued employee related costs	29,974	50,068
Other accrued liabilities	28,446	43,612
Income taxes payable, current	6,695	14,458
Deferred revenue, current	198,382	184,549
Other current liabilities	12,420	15,890
Total current liabilities	643,805	431,833
Long-term debt	1,002,460	1,001,312
Deferred income taxes	66,349	45,503
Income taxes payable, noncurrent	—	8,486
Deferred revenue, noncurrent	6,816	8,169
Other long-term liabilities	74,497	82,721
TOTAL LIABILITIES	1,793,927	1,578,024

Common stock	447	461
Additional paid-in capital	476,232	472,201
Retained earnings	1,471,543	1,491,956
Accumulated other comprehensive loss	(78,335)	(71,620)
TOTAL STOCKHOLDERS’ EQUITY	1,869,887	1,892,998
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,663,814	$3,471,022

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Total revenues	$320,800	$326,016	$635,285	$633,158
Operating costs and expenses:
Direct costs	52,590	47,421	99,657	93,151
Sales and marketing	124,766	119,934	241,766	235,854
Research, development, and engineering	16,795	17,817	34,569	35,731
General, administrative, and other related costs	98,080	101,949	194,863	203,212
Total operating costs and expenses	292,231	287,121	570,855	567,948
Income from operations	28,569	38,895	64,430	65,210
Interest expense, net	(1,804)	(10,483)	(3,573)	(14,963)
Loss on sale of businesses	—	—	(3,780)	—
Unrealized loss on short-term investments held at the reporting date, net	—	(3,196)	(10,705)	(23,541)
Gain on investments	3,051	—	3,051	357
Other income (loss), net	5,267	(1,503)	5,163	(2,411)
Income before income tax expense and income (loss) from equity method investment	35,083	23,713	54,586	24,652
Income tax expense	(6,990)	(6,461)	(15,221)	(5,845)
Income (loss) from equity method investment, net of income taxes	8,817	(573)	8,172	(9,755)
Net income	$36,910	$16,679	$47,537	$9,052

Net income per common share:
Basic	$0.81	$0.36	$1.04	$0.19
Diluted	$0.77	$0.36	$1.02	$0.19
Weighted average shares outstanding:
Basic	45,492,809	46,798,800	45,676,726	46,892,504
Diluted	50,665,112	46,798,800	50,889,579	46,892,504

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$47,537	$9,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,594	111,479
Non-cash operating lease costs	5,538	5,924
Share-based compensation	20,472	17,619
Provision for credit losses on accounts receivable	1,336	1,819
Deferred income taxes, net	(7,869)	(18,330)
Loss on sale of businesses	3,780	—
(Gain) loss from equity method investments	(8,172)	9,755
Unrealized loss on short-term investments held at the reporting date, net	10,705	23,541
Gain on investments	(3,051)	(357)
Other	1,779	3,834
Decrease (increase) in:
Accounts receivable	44,215	20,470
Prepaid expenses and other current assets	(9,138)	(13,038)
Other assets	(375)	(4,030)
Increase (decrease) in:
Accounts payable	(80,548)	(1,332)
Deferred revenue	13,108	(1,777)
Accrued liabilities and other current liabilities	(13,789)	(9,594)
Net cash provided by operating activities	126,122	155,035
Cash flows from investing activities:
Purchases of property and equipment	(53,633)	(55,250)
Acquisition of businesses, net of cash received	(56,698)	(9,492)
Proceeds from sale of equity investments	19,455	3,174
Proceeds on sale of business, net of cash divested	7,860	—
Other	(124)	(3,753)
Net cash used in investing activities	(83,140)	(65,321)
Cash flows from financing activities:
Repurchase of common stock	(87,928)	(62,678)
Issuance of common stock under employee stock purchase plan	4,525	4,724
Deferred payments for acquisitions	(7,417)	(6,679)
Other	(940)	21
Net cash used in financing activities	(91,760)	(64,612)
Effect of exchange rate changes on cash and cash equivalents	(1,600)	1,195
Net change in cash and cash equivalents	(50,378)	26,297
Cash and cash equivalents at beginning of year	737,612	652,793
Cash and cash equivalents at end of year	$687,234	$679,090

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•Unrealized (gain) loss on short-term investments held at the reporting date, net. This is a non-cash item as it relates to the change in the carrying value of our investment in Consensus depending on the share price of Consensus common stock and does not represent core business operating results of the Company;
•(Gain) loss on investments, net. This item relates to the disposition of a portion of our investment in Consensus. The amount of gain or loss depends on the share price of Consensus common stock and does not represent core business operating results of the Company;
•Other (income) loss, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations, and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investments, net. This is a non-cash expense as it relates to our investment in OCV Fund I, LP (the “Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-used software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;

•Acquisition, integration, and other costs. Includes adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance, third-party debt modification costs, and legal settlements. These expenses do not represent core business operating results of the Company;
•Disposal related costs. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment on business. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total revenues.
Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes in each period presented, offset in part by a certain interest income earned by the Company. These net expenses do not represent core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•Unrealized (gain) loss on short-term investments held at the reporting date, net. This is a non-cash item as it relates to the change in the carrying value of our investment in Consensus depending on the share price of Consensus common stock and does not represent core business operating results of the Company;
•(Gain) loss on investments, net. This item relates to the disposition of a portion of our investment in Consensus. The amount of gain or loss depends on the share price of Consensus common stock and does not represent core business operating results of the Company;
•(Income) loss from equity method investments, net. This is a non-cash income or expense as it relates to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent core business operating results of the Company;
•Amortization. Includes the amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration, and other costs. Includes adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance, third-party debt modification costs, and legal settlements. These expenses do not represent core business operating results of the Company;
•Disposal related costs. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired ROU assets of the Company. Associated expenses comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment on business. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any).

Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income	$36,910	$16,679	$47,537	$9,052
Interest expense, net	1,804	10,483	3,573	14,963
Loss on sale of businesses	—	—	3,780	—
Unrealized loss on short-term investments held at the reporting date, net	—	3,196	10,705	23,541
Gain on investments, net	(3,051)	—	(3,051)	(357)
Other (income) loss, net	(5,267)	1,503	(5,163)	2,411
Income tax expense	6,990	6,461	15,221	5,845
(Income) loss from equity method investments, net	(8,817)	(927)	(8,172)	8,255
Depreciation and amortization	52,141	56,856	100,594	111,479
Share-based compensation	11,600	9,217	20,472	17,619
Acquisition, integration, and other costs	3,837	3,369	10,103	6,894
Disposal related costs	77	60	573	209
Lease asset impairments and other charges	40	(221)	843	1,098
Adjusted EBITDA	$96,264	$106,676	$197,015	$201,009

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth Revenues and a reconciliation of Income (loss) from operations to Adjusted EBITDA by segment:

	Three months ended June 30, 2024
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$251,816	$68,984	$—	$320,800

Income (loss) from operations	$35,019	$11,547	$(17,997)	$28,569
Depreciation and amortization	43,334	8,800	7	52,141
Share-based compensation	4,258	1,222	6,120	11,600
Acquisition, integration, and other costs	1,489	471	1,877	3,837
Disposal related costs	—	20	57	77
Lease asset impairments and other charges	(65)	105	—	40
Adjusted EBITDA	$84,035	$22,165	$(9,936)	$96,264

	Three months ended June 30, 2023
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$252,820	$73,196	$—	$326,016

Income (loss) from operations	$36,668	$13,565	$(11,338)	$38,895
Income from equity method investment, net	—	—	(1,500)	(1,500)
Depreciation and amortization	45,259	11,590	7	56,856
Share-based compensation	4,070	1,283	3,864	9,217
Acquisition, integration, and other costs	3,256	113	—	3,369
Disposal related costs	—	—	60	60
Lease asset impairments and other charges	(275)	54	—	(221)
Adjusted EBITDA	$88,978	$26,605	$(8,907)	$106,676

Figures above are net of intercompany costs and revenues.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following table set forth a reconciliation of Net income to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended June 30,
	2024	Per diluted share*	2023	Per diluted share*
Net income	$36,910	$0.77	$16,679	$0.36
Interest, net	17	—	5,509	0.12
(Gain) loss on sale of business	(3,668)	(0.08)	88	—
Unrealized loss on short-term investments held at the reporting date, net	—	—	2,416	0.05
Gain on investments, net	(2,591)	(0.06)	—	—
Income from equity method investments, net	(8,817)	(0.19)	(552)	(0.01)
Amortization	21,179	0.47	25,796	0.55
Share-based compensation	9,421	0.21	7,181	0.15
Acquisition, integration, and other costs	1,214	0.03	2,576	0.05
Disposal related costs	60	—	44	—
Lease asset impairments and other charges	14	—	(160)	—
Dilutive effect of the convertible debt	—	0.03	—	—
Adjusted net income	$53,739	$1.18	$59,577	$1.27

	Six months ended June 30,
	2024	Per diluted share*	2023	Per diluted share*
Net income	$47,537	$1.02	$9,052	$0.19
Interest, net	12	—	5,565	0.12
Loss on sale of business	112	—	88	—
Unrealized loss on short-term investments held at the reporting date, net	9,668	0.21	17,681	0.38
Gain on investments, net	(2,591)	(0.06)	(268)	(0.01)
(Income) loss from equity method investments, net	(8,172)	(0.18)	8,630	0.18
Amortization	41,264	0.90	50,418	1.08
Share-based compensation	17,207	0.38	13,998	0.30
Acquisition, integration, and other costs	6,085	0.13	5,153	0.11
Disposal related costs	432	0.01	156	—
Lease asset impairments and other charges	657	0.01	830	0.02
Dilutive effect of the convertible debt	—	0.03	—	0.02
Adjusted net income	$112,211	$2.45	$111,303	$2.37

* The reconciliation of Net income per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended June 30, 2024
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Direct costs	$(52,590)	$—	$—	$—	$—	$—	$82	$62	$101	$—	$—	$(52,345)
Sales and marketing	$(124,766)	—	—	—	—	—	—	1,093	1,949	—	—	$(121,724)
Research, development, and engineering	$(16,795)	—	—	—	—	—	—	1,071	1,271	—	—	$(14,453)
General, administrative, and other related costs	$(98,080)	—	—	—	—	—	27,774	9,374	516	77	40	$(60,299)
Interest expense, net	$(1,804)	23	—	—	—	—	—	—	—	—	—	$(1,781)
Gain on investment, net	$3,051	—	—	—	(3,051)	—	—	—	—	—	—	$—
Other income, net	$5,267	—	(4,890)	—	—	—	—	—	(537)	—	—	$(160)
Income tax expense (1)	$(6,990)	(6)	1,222	—	460	—	(6,677)	(2,179)	(2,086)	(17)	(26)	$(16,299)
Income from equity method investment, net	$8,817	—	—	—	—	(8,817)	—	—	—	—	—	$—
Total non-GAAP adjustments		$17	$(3,668)	$—	$(2,591)	$(8,817)	$21,179	$9,421	$1,214	$60	$14

(1)    Adjusted effective tax rate was approximately 23.3% for the three months ended June 30, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $16,299 and the denominator is $70,039, which equals adjusted net income of $53,739 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended June 30, 2023
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Direct costs	$(47,421)	$—	$—	$—	$—	$—	$189	$94	$101	$—	$—	$(47,037)
Sales and marketing	$(119,934)	—	—	—	—	—	—	1,038	653	—	—	$(118,243)
Research, development, and engineering	$(17,817)	—	—	—	—	—	—	958	133	—	—	$(16,726)
General, administrative, and other related costs	$(101,949)	—	—	—	—	(1,500)	33,732	7,127	2,482	60	(221)	$(60,269)
Interest expense, net	$(10,483)	7,346	—	—	—	—	—	—	—	—	—	$(3,137)
Unrealized loss on short-term investments held at period end, net	$(3,196)	—	—	3,196	—	—	—	—	—	—	—	$—
Other loss, net	$(1,503)	—	118	—	—	—	—	—	—	—	—	$(1,385)
Income tax expense (1)	$(6,461)	(1,837)	(30)	(780)	—	375	(8,125)	(2,036)	(793)	(16)	61	$(19,642)
Loss from equity method investment, net	$(573)	—	—	—	—	573	—	—	—	—	—	$—
Total non-GAAP adjustments		$5,509	$88	$2,416	$—	$(552)	$25,796	$7,181	$2,576	$44	$(160)

(1)     Adjusted effective tax rate was approximately 24.8% for the three months ended June 30, 2023. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $19,642 and the denominator is $79,214, which equals adjusted net income of $59,577 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30, 2024
	GAAP amount	Adjustments											Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment of business
Direct costs	$(99,657)	$—	$—	$—	$—	$—	$187	$123	$271	$—	$—	$—	$(99,076)
Sales and marketing	$(241,766)	—	—	—	—	—	—	1,851	2,490	—	—	—	$(237,425)
Research, development, and engineering	$(34,569)	—	—	—	—	—	—	2,161	1,494	40	—	—	$(30,874)
General, administrative, and other related costs	$(194,863)	—	—	—	—	—	54,093	16,337	5,848	533	843	—	$(117,209)
Interest expense, net	$(3,573)	16	—	—	—	—	—	—	—	—	—	—	$(3,557)
Loss on sale of business	$(3,780)	—	3,780	—	—	—	—	—	—	—	—	—	$—
Gain on investment, net	$3,051	—	—	—	(3,051)	—	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end, net	$(10,705)	—	—	10,705	—	—	—	—	—	—	—	—	$—
Other income, net	$5,163	—	(4,890)	—	—	—	—	—	(537)	—	—	—	$(264)
Income tax expense	$(15,221)	(4)	1,222	(1,037)	460	—	(13,016)	(3,265)	(3,481)	(141)	(186)	—	$(34,669)
Income from equity method investment, net	$8,172	—	—	—	—	(8,172)	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$12	$112	$9,668	$(2,591)	$(8,172)	$41,264	$17,207	$6,085	$432	$657	$—

(1)     Adjusted effective tax rate was approximately 23.6% for the six months ended June 30, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $34,669 and the denominator is $146,880, which equals adjusted net income of $112,211 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30, 2023
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on debt extinguishment	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Direct costs	$(93,151)	$—	$—	$—	$—	$—	$385	$170	$186	$—	$—	$(92,410)
Sales and marketing	$(235,854)	—	—	—	—	—	—	1,962	2,072	—	—	$(231,820)
Research, development, and engineering	$(35,731)	—	—	—	—	—	—	1,741	308	—	—	$(33,682)
General, administrative, and other related costs	$(203,212)	—	—	—	—	(1,500)	67,051	13,746	4,328	209	1,098	$(118,280)
Interest expense, net	$(14,963)	7,420	—	—	—	—	—	—	—	—	—	$(7,543)
Gain on investment, net	$357	—	—	—	(357)	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end, net	$(23,541)	—	—	23,541	—	—	—	—	—	—	—	$—
Other loss, net	$(2,411)	—	—	—	—	—	—	—	—	—	—	$(2,293)
Income tax expense	$(5,845)	(1,855)	—	(5,860)	89	375	(17,018)	(3,621)	(1,741)	(53)	(268)	$(35,827)
Loss from equity method investment, net	$(9,755)	—	—	—	—	9,755	—	—	—	—	—	$—
Total non-GAAP adjustments		$5,565	$—	$17,681	$(268)	$8,630	$50,418	$13,998	$5,153	$156	$830

(1)     Adjusted effective tax rate was approximately 24.3% for the six months ended June 30, 2023. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $35,827 and the denominator is $147,131, which equals adjusted net income of $111,303 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2024	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$75,558	$50,564	$—	$—	$126,122
Less: Purchases of property and equipment	(28,129)	(25,504)	—	—	(53,633)
Free cash flow	$47,429	$25,060	$—	$—	$72,489

2023	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$115,307	$39,728	$72,808	$92,119	$319,962
Less: Purchases of property and equipment	(30,017)	(25,233)	(27,226)	(26,253)	(108,729)
Free cash flow	$85,290	$14,495	$45,582	$65,866	$211,233